AMENDED AND RESTATED GUARANTY AGREEMENT

THIS AMENDED AND RESTATED GUARANTY AGREEMENT (the "Guaranty") is executed as of June 26, 2008, by the subsidiaries of Earth Biofuels, Inc., a Delaware corporation (the "Company") listed on the SCHEDULE OF EBOF SUBSIDIARIES attached hereto as Exhibit A (each, a "Guarantor," and collectively, the "Guarantors"), for the ratable benefit of the lenders listed that are signatories hereto (collectively, the "Lenders").

W I T N E S S E T H:

WHEREAS, Radcliffe SPC, Ltd. for and on behalf of the Class A Convertible Crossover Segregated Portfolio ("Radcliffe"), Castlerigg Master Investments Ltd. ("Castlerigg"), and Capital Ventures International ("CVI"; collectively, the "Initial Bridge Lenders") are parties to a Securities Purchase Agreement, dated as of June 7, 2006 (the "Initial Bridge Securities Purchase Agreement") with Earth Biofuels, Inc. ("EBOF"), pursuant to which EBOF issued, among other things, warrants to purchase 1,500,000 shares of common stock, $0.001 par value (the "Common Stock"), of EBOF at the exercise price of $2.93 (the "Initial Bridge Warrants") and in connection with the Initial Bridge Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "Initial Bridge Registration Rights Agreement," collectively with the Initial Bridge Securities Purchase Agreement and the Initial Bridge Warrants, the "Initial Bridge Transaction Documents") under which it agreed to cooperate in the registration of the securities under the Initial Bridge Securities Purchase Agreement;

WHEREAS, Castlerigg (the "Second Bridge Lender") is a party to a Securities Purchase Agreement, dated as of July 10, 2006 (the "Second Bridge Securities Purchase Agreement") with EBOF, pursuant to which EBOF issued, among other things, warrants to purchase 1,500,000 shares of Common Stock at the exercise price of $2.50 (the "Second Bridge Warrants") and in connection with the Second Bridge Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "Second Bridge Registration Rights Agreement," collectively with the Second Bridge Securities Purchase Agreement, Second Bridge Warrants, the "Second Bridge Transaction Documents") under which it agreed to cooperate in the registration of the securities under the Second Bridge Securities Purchase Agreement;

WHEREAS, Radcliffe, Castlerigg, CVI, YA Global Investments, L.P. (formerly known as Cornell Capital, L.P. ("Yorkville")), Cranshire Capital L.P. ("Cranshire"), Portside Growth and Opportunity Fund ("Portside"), Evolution Master Fund Ltd. SPC, Segregated Portfolio M ("Evolution"), and Kings Road Investments Ltd. ("Kings Road"; collectively, the "Noteholders") are parties to a Securities Purchase Agreement, dated as of July 24, 2006 (the "Securities Purchase Agreement") with EBOF, pursuant to which EBOF issued (i) 8% Senior Convertible Notes (collectively, the "Existing Notes") in the aggregate principal amount of $52.5 million, which were unsecured and convertible into shares of Common Stock at $2.90 per share, and (ii) warrants to purchase in excess of 9,000,000 shares of common stock of EBOF at the exercise price of $2.90 (the "Existing Warrants") and in connection with the Securities Purchase Agreement, EBOF executed a Registration Rights Agreement (the "Registration Rights Agreement," collectively with the Initial Bridge Transaction Documents, the Second Bridge Transaction Documents, the Securities Purchase Agreement, Notes, and Warrants, the

"Transaction Documents") under which it agreed to cooperate in the registration of the securities under the Securities Purchase Agreement;

WHEREAS, Dennis Mclaughlin and certain Buyers (as defined in the Exchange Agreement, as defined below) are parties to an Interim Restructuring Agreement, dated as of November 13, 2007 (the "Restructuring Agreement") with EBOF, pursuant to which, among other things, EBOF granted to each Noteholder a perfected security interest in certain assets of EBOF and the stock, equity interests and assets of certain of EBOF's subsidiaries as evidenced by (i) a Pledge and Security Agreement, dated as of December 20, 2007 (the "Existing Security Agreement") and (ii)a certain Guaranty Agreement, dated as of November 13, 2007, of EBOF's subsidiaries (the "Existing Guaranties");

WHEREAS, EBOF has authorized a new series of senior subordinated secured convertible exchangeable notes of EBOF, in the form attached as Exhibit A to the Exchange Agreement (as defined below) (the "Series B Notes"), which Series B Notes shall be convertible into EBOF's Common Stock (as converted, the "Series B Conversion Shares") and exchangeable into PNG Shares (as defined in the Exchange Agreement, as defined below), in accordance with the terms of the Series B Notes;

WHEREAS, Castlerigg desires to enter into an Amendment and Exchange Agreement (the "Exchange Agreement"), with EBOF, pursuant to which, among other things, (i) EBOF and Castlerigg shall amend and restate all of Castlerigg's Existing Notes into a senior secured convertible exchangeable note in the form attached as Exhibit B to the Exchange Agreement (the "Amended and Restated Notes", and together with the Series B Notes, the "2008 Amendment Notes"), which shall be convertible into Common Stock (as converted, the "Amended and Restated Conversion Shares", and together with the Series B Conversion Shares, the "2008 Amendment Conversion Shares") and exchangeable into PNG Shares (as defined in the Exchange Agreement), in accordance with the terms thereof and which principal amount of Amended and Restated Notes to be issued to the Investors (as defined below), in the aggregate, shall equal $65,000,000; and (ii) EBOF and Castlerigg shall amend and restate (w) all of Castlerigg's Initial Bridge Warrants, if any, for warrants in the form attached as Exhibit C-1 to the Exchange Agreement (the "Amended and Restated Initial Bridge Warrants"), which shall be exercisable into Common Stock (as exercised, the "Amended and Restated Initial Bridge Warrant Shares") in accordance with the terms thereof, (x) all of Castlerigg's Second Bridge Warrants, if any, for warrants in the form attached as Exhibit C-2 to the Exchange Agreement (the "Amended and Restated Second Bridge Warrants"), which shall be exercisable into Common Stock (as exercised, the "Amended and Restated Second Bridge Warrant Shares") in accordance with the terms thereof, (y) all of Castlerigg's Existing Warrants for warrants in the forms attached as Exhibit C-3 (in the case of the Existing Primary Series A Warrants, as defined in the Exchange Agreement) and Exhibit C-4 (in the case of the Existing Primary Series B Warrants, as defined in the Exchange Agreement) to the Exchange Agreement (the "Amended and Restated Existing Warrants", and together with the Amended and Restated Initial Bridge Warrants and the Amended and Restated Second Bridge Warrants, the "2008 Amendment Warrants") which shall be exercisable into Common Stock (as exercised, the "Amended and Restated Existing Warrant Shares", and together with the Amended and Restated Initial Bridge Warrant Shares and the Amended and Restated Second Bridge Warrant Shares, the "2008 Amendment Warrant Shares") in accordance with the terms thereof, and (iii) as additional consideration for the transaction contemplated in the Exchange Agreement, immediately prior to the Share Exchange Date (as defined in the Exchange Agreement) the Company shall transfer a portion of the EBOF Note (as defined in the Exchange Agreement) to Castlerigg, which is convertible into shares of PNG Common Stock (as defined in the Exchange Agreement) (the "Investor PNG Note") pursuant to an acknowledgement and transfer agreement in the form attached as Exhibit J to the Exchange Agreement (the "Investor PNG Note Transfer Agreement"), and (iv) as reimbursement of legal fees and expenses of Castlerigg (the "Investor Legal Fee Amount"), EBOF shall issue to Castlerigg, upon the terms and conditions stated in the Exchange Agreement, a Series B Note in an aggregate principal amount equal to the Investor Legal Fee Amount;

WHEREAS, the Series B Notes will rank junior to the Amended and Restated Notes and the Series B Notes will rank senior to all outstanding and future indebtedness of EBOF, other than Permitted Senior Indebtedness (as defined in the Amended and Restated Notes), and will be secured by a perfected security interest in all of the assets of EBOF and the stock, equity interests and assets of certain of EBOF's subsidiaries and the PNG Shares (as defined in the Exchange Agreement), as evidenced by (i) an amended and restated pledge and security agreement, in the form attached as Exhibit D to the Exchange Agreement (as amended or modified from time to time in accordance with its terms, the "Amended and Restated Security Agreement"), and (ii) this Guaranty (as amended or modified from time to time in accordance with their terms, the "Amended and Restated Guaranties" and, together the Amended and Restated Security Agreement and any ancillary documents related thereto, collectively the "Security Documents"), which amends and restates the Existing Guaranties;

WHEREAS, as a closing condition to the transactions contemplated in the Exchange Agreement, each of the other holders of Existing Notes (the "Other Investors", and together with Castlerigg, the "Investors") are executing agreements identical to the Exchange Agreement (the "Other Agreements", and together with the Exchange Agreement, the "Amendments") (other than proportional changes in the numbers reflecting the (i) different principal amount of such Other Investor's Existing Notes , (ii) different number of Existing Primary Series A Warrant Shares (as defined in the Exchange Agreement) underlying such Other Investor's Existing Primary Series A Warrants (as defined in the Exchange Agreement), (iii) different number of Existing Primary Series B Warrant Shares (as defined in the Exchange Agreement) underlying such Other Investor's Existing Primary Series B Warrants (as defined in the Exchange Agreement) (iv) different number of Existing Initial Bridge Warrant Shares (as defined in the Exchange Agreement) underlying such Other Investor's Initial Bridge Warrants, if any, (v) different number of Existing Second Bridge Warrant Shares (as defined in the Exchange Agreement) underlying such Other Investor's Second Bridge Warrants, if any, and (vi) different principal amount of such Other Investor's Series B Notes, if any, in each case, being issued in such 2008 Amendment Note or 2008 Amendment Warrant, as applicable, to such Other Investor ("Proportionate Changes"));

WHEREAS, each of the Lenders have agreed to release certain of the Company's subsidiaries from their respective obligations under the Existing Guaranty and the Existing Security Agreement, pursuant to separate Release, Consent and Waivers (each a "Release Agreement", and collectively, the "Release Agreements") by and among each Lender, the Company, Earth LNG, Inc., Arizona LNG, L.L.C., Fleet Star, Inc., Earth Leasing, Inc. f/k/a

Alternative Dual Fuels, Inc. and Applied LNG Technologies USA, L.L.C, effective upon the closing of the transactions contemplated by the Exchange Agreement;

WHEREAS, the Guarantors have agreed to guarantee (i) the full, aggregate amount of the outstanding amount due and owing by EBOF to the Lenders (in their respective capacity or capacities as Investors, Initial Bridge Lenders, Second Bridge Lender, Noteholders or otherwise), plus fees, costs and expenses, such amount being payable to the Lenders without setoff, counterclaim, deduction offset or defense and (ii) all obligations of EBOF arising under the 2008 Amendment Notes, the other Transaction Documents, the Security Documents, the Restructuring Agreement, the Exchange Agreement, the Investor PNG Note Transfer Agreement, and the Other Agreements (collectively, and as the same may be amended, restated, modified, supplemented, or replaced, the "Documents") for the ratable benefit of the Lenders (all obligations under the Documents are, collectively, the "Guaranteed Obligations"); and

WHEREAS, each of the parties hereto desires to amend the Existing Guaranties in order to reflect the creation of Series B Notes and the amendment and restatement of the terms and provisions of the Existing Notes as set forth in the Exchange Agreement.

NOW, THEREFORE, as an inducement to the Lenders to enter into the Exchange Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:

ARTICLE I

NATURE AND SCOPE OF GUARANTY

Section 1.1                                  Guaranty of Debt.  Each Guarantor hereby irrevocably, unconditionally, and jointly and severally guarantees for the ratable benefit1 of each Lender the prompt payment of each such Lender's Pro Rata Share of the Guaranteed Obligations, which shall be immediately due and payable upon demand after the occurrence of any default or event of default under any of the Documents.

Section 1.2                                  Nature of Guaranty.  This Guaranty is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection.  The obligations of each Guarantor to the Lenders under this Guaranty shall be joint and several.  This Guaranty shall not be discharged by the assignment or negotiation of all or part of the Notes.

Section 1.3                                  Guaranteed Obligations Not Reduced by Offset.  The Guaranty and obligations of the Guarantors to the Lenders shall not be reduced, discharged or released because or by reason of any existing or future offset, claim or defense of EBOF or any of its Subsidiaries, or any other party, against the Lenders.

1           The ratable benefit will be determined by calculating the Lender's pro rata share ("Pro Rata Share"), which means the ratio determined by dividing (x) the face amount of the Notes then held by such Lender by (y) the face amount of Notes then held by all Lenders.

Section 1.4                                  Payment By Guarantor.  If all or any part of the obligations under this Guaranty shall not be punctually paid when due, the Guarantors shall, immediately upon demand by the Lenders pay in lawful money of the United States of America, the amounts due to the Lenders at the addresses as set forth herein for the Lenders.  Such demand shall be deemed made, given and received in accordance with the notice provisions hereof.

Section 1.5                                  No Duty To Pursue Others.  It shall not be necessary for the Lenders (and the Guarantors hereby waive any rights that the Guarantors may have to require the Lenders), in order to enforce the obligations of the Guarantors hereunder, first to (a) institute suit or exhaust its remedies against EBOF or any Subsidiary or others liable under any of the Documents, or any other person, (b) enforce the Lenders' rights against any collateral which shall ever have been given to secure any of the obligations of EBOF or its Subsidiaries, (c) enforce the Lenders' rights against any other guarantors, (d) join EBOF or its Subsidiaries or any others liable on the Guaranteed Obligations in any action seeking to enforce this Guaranty, or (f) resort to any other means of obtaining payment of the Guaranteed Obligations.  The Lenders shall not be required to mitigate damages or take any other action to reduce, collect or enforce the Guaranteed Obligations.

Section 1.6                                  Payment of Expenses.  In the event that any Guarantor should breach or fail to timely perform any provision of this Guaranty, the Guarantors shall, immediately upon demand by the Lenders, pay the Lenders all reasonable out-of-pocket costs and expenses (including court costs and attorneys' fees) incurred by the Lenders in the enforcement hereof or the preservation of the Lenders' rights hereunder.  For the avoidance of doubt, the foregoing payment obligation shall be a joint and several obligations of the Guarantors.

Section 1.7                                  Effect of Bankruptcy.  In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other debtor relief law, or any judgment, order or decision thereunder, the Lenders must rescind or restore any payment, or any part thereof, received by the Lenders in satisfaction of the obligations hereunder, any prior release or discharge from the terms of this Guaranty given to Guarantors by the Lenders shall be without effect, and this Guaranty shall remain in full force and effect.  It is the intention of the Guarantors that the Guarantors' obligations hereunder shall not be discharged except by the Guarantors' indefeasible payment of such obligations and then only to the extent of such performance.

Section 1.8                                  Waiver of Subrogation, Reimbursement and Contribution.  Notwithstanding anything to the contrary contained in this Guaranty, each Guarantor hereby unconditionally and irrevocably waives, releases and abrogates any and all rights it may now or hereafter have under any agreement, at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of the Lenders), to assert any claim against or seek contribution, indemnification or any other form of reimbursement from EBOF, its Subsidiaries, or any other party liable for payment of any or all of the Guaranteed Obligations for any payment made by any Guarantor under or in connection with this Guaranty or otherwise.

ARTICLE II

EVENTS AND CIRCUMSTANCES NOT REDUCING

OR DISCHARGING GUARANTOR'S OBLIGATIONS

Each Guarantor hereby consents and agrees to each of the following, and agrees that the Guarantors' obligations under this Guaranty shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives any common law, equitable, statutory or other rights (including without limitation rights to notice) except as otherwise expressly provided herein which the Guarantors might otherwise have as a result of or in connection with any of the following:

Section 2.1                                  Modifications.  Any renewal, extension, increase, modification, alteration or rearrangement of all or any part of the Guaranteed Obligations under any of the Documents.

Section 2.2                                  Adjustment.  Any adjustment, indulgence, forbearance or compromise that might be granted or given by the Lenders to EBOF.

Section 2.3                                  Condition of EBOF, Subsidiaries, or Guarantors.  The insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of EBOF or any Subsidiary or any other party at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of EBOF or any Subsidiary, or any sale, lease or transfer of any or all of the assets of EBOF or any Subsidiary, or any changes in the shareholders, partners or members of EBOF or any Subsidiary; or any reorganization of EBOF, any Subsidiary, or the Guarantors.

Section 2.4                                  Invalidity of Guaranteed Obligations.  The invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever is illegal, uncollectible or unenforceable.

Section 2.5                                  Release of Obligors.  Any full or partial release of the liability of EBOF or any Subsidiary on the Guaranteed Obligations or any part thereof, or of any co-guarantors, or any other person or entity now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations, or any part thereof.

Section 2.6                                  Other Collateral.  The taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations.

Section 2.7                                  Offset.  Any existing or future right of offset, claim or defense of EBOF or any Subsidiary against Lenders, or any other person, or against payment of the Guaranteed Obligations, whether such right of offset, claim or defense arises in connection with the Guaranteed Obligations or otherwise.

Section 2.8                                  Merger.  The reorganization, merger or consolidation of EBOF or any Subsidiary into or with any other corporation or entity.

Section 2.9                                  Preference.  Any payment by EBOF or any Subsidiary to Lenders is held to constitute a preference under bankruptcy laws, or for any reason Lenders are required to refund such payment or pay such amount to EBOF or any Subsidiary or someone else.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into the Exchange Agreement, each Guarantor represents and warrants to the Lenders as follows:

Section 3.1                                  Benefit.  EBOF is the direct or indirect owner of interests in each Guarantor (as the case may be), and each Guarantor has received, or will receive, direct and indirect benefits from the making of this Guaranty.

Section 3.2                                  Familiarity and Reliance.  Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of EBOF and its Subsidiaries; however, no Guarantor is relying on such financial condition as an inducement to enter into this Guaranty.

Section 3.3                                  No Representation By Lenders.  None of the Lenders, or any other party has made any representation, warranty or statement to any Guarantor in order to induce a Guarantor to execute this Guaranty.

Section 3.4                                  Guarantors' Financial Condition.  As of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, each Guarantor is, and will be, solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities (including contingent liabilities) and debts, and has and will have property and assets sufficient to satisfy and repay all of its obligations and liabilities.

Section 3.5                                  Legality.  The execution, delivery and performance by each Guarantor of this Guaranty and the consummation of the transactions contemplated hereunder do not, and will not, contravene or conflict with any law, statute or regulation whatsoever to which such Guarantor is subject or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the breach of, any indenture, mortgage, deed of trust, charge, lien, or any contract, agreement or other instrument to which such Guarantor is a party or which may be applicable to such Guarantor.  This Guaranty is a legal and binding obligation of each Guarantor and is enforceable in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to the enforcement of creditors' rights.

Section 3.6                                  Survival.  All representations and warranties made by the Guarantors herein shall survive the execution hereof.

ARTICLE IV

MISCELLANEOUS

Section 4.1                                  Effective Date.  This Guaranty shall be placed into escrow pursuant to an escrow agreement (the form of which is attached hereto as Exhibit B) and shall be released from escrow and become effective as of the Dismissal Date.

Section 4.2                                  Limitation of Liability.  Each Guarantor hereby confirms that it intends that its obligations under this Guaranty will not constitute fraudulent transfers or conveyances under the Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act, or any similar foreign, federal, or state law.  To the extent necessary to effectuate the foregoing intention, each Guarantor irrevocably agrees that its obligations under this Guaranty at any time shall be limited to the maximum amount as will result in such obligations not constituting a fraudulent transfer or conveyance under such foreign, federal, or state law.

Section 4.3                                  Other Contractual Obligations.  To the extent that any provision of this Guaranty results in an event of default under any agreement entered between any Guarantor and a third party before the effective date of this Guaranty, such provision of this Guaranty shall become null and void only to the extent such provision results in the event of default.

Section 4.4                                  Waiver.  No failure to exercise, and no delay in exercising, on the part of the Collateral Agent or Lenders, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right.  The rights of the Lenders hereunder shall be in addition to all other rights provided by law.  No modification or waiver of any provision of this Guaranty, nor consent to departure therefrom, shall be effective unless in writing and no such consent or waiver shall extend beyond the particular case and purpose involved.  No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand.

(a)             Notices.  Any written notice required to be given under this Guaranty shall be sent to the following by mail, electronic mail or facsimile, and shall be deemed given upon such mailing and sending by facsimile [NEED TO CONFIRM NOTICE INFORMATION BELOW]:

If to EBOF or the Guarantors:

                        3001 Knox Street, Suite 403
                        Dallas, Texas 75205
                        Telephone:  (214) 389-9800
                        Facsimile:  (214) 389-9805
                        Attention:  Dennis McLaughlin

with a copy to:

                        Akin Gump Strauss Hauer & Feld LLP
                        1700 Pacific Avenue, Suite 4100
                        Dallas, Texas 75201
                        Telephone:  (214) 969-4710
                        Facsimile:  (214) 969-4343
                        Attention:  Charles R. Gibbs, Esq.

If to Castlerigg (to the extent a signatory hereto)

                        40 West 57th Street
                        26th Floor
                        New York, New York  10019
                        Telephone:              (212) 603-5700
                        Facsimile:                 (212) 603-5710
                        Attention:               Cem Hacioglu (chacioglu@sandellmgmt.com)
                        Matthew Pliskin (mpliskin@sandellmgmt.com)

with a copy to:

                        Schulte Roth & Zabel LLP
                        919 Third Avenue
                        New York, New York  10022
                        Telephone:                (212) 756-2000
                        Facsimile:                   (212) 593-5955
                        Attention:                  David M. Hillman, Esq.(david.hillman@srz.com)
                        Jeffrey S. Sabin, Esq.(jeffrey.sabin@srz.com)

If to Radcliffe (to the extent a signatory hereto):

                        c/o RG Capital Management, L.P.
                        3 Bala Plaza - East, Suite 501
                        Bala Cynwyd, PA 19004
                        Telephone:  (610) 617-5911
                        Facsimile:  (610) 617-0570
                        Attention:        Gerald F. Stahlecker
                        (gstahlecker@radcliffefunds.com)

with a copy to:

                        Wilmer Cutler Pickering Hale and Dorr LLP
                        399 Park Avenue
                        New York, New York 10022
                        Telephone:                              (212) 230-8800
                        Facsimile:                                 (212) 230-8888
                        Attention:  Philip D. Anker, Esq. (Philip.Anker@wilmerhale.com)

If to Yorkville (to the extent a signatory hereto):

                        101 Hudson Street, Suite 3700
                        Jersey City, New Jersey 07303
                        Attention:  Eric Hansen, Esq.     (ehansen@yorkvilleadvisors.com)

with a copy to:

                        Baker Botts L.L.P.
                        2001 Ross Avenue
                        Dallas, Texas 75201
                        Telephone:              (214) 953-6571
                        Facsimile:                (214) 953-6503
                        Attention:  C. Luckey McDowell, Esq. (luckey.mcdowell@bakerbotts.com)

If to Portside (to the extent a signatory hereto):

                        c/o Ramius Capital Group, L.L.C.
                        666 Third Avenue, 26th Floor
                        New York, New York 10017
                        Telephone:                             (212) 845-7955
                        Facsimile:                                (212) 201-4802
                        Attention:    Jeffrey Smith        (jsmith@ramius.com)
                            Peter Feld (pfeld@ramius.com)
                            Owen Littman (olittman@ramius.com)

with a copy to:

Hennigan, Bennett & Dorman
601 South Figueroa Street, Suite 3300
Los Angeles, California  90017
Telephone:                             (213) 694-1012
Facsimile:                                (213) 694-1234
Attention:                                Bruce Bennett, Esq. (bennettb@hbdlawyers.com)

Section 4.5                                  Governing Law, Jurisdiction, Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Guaranty shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdiction other than the State of New York.  Each Guarantor hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each Guarantor hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Guaranty and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS GUARANTY OR ANY TRANSACTION CONTEMPLATED HEREBY.

Section 4.6                                  Amendments.  This Guaranty may be amended only by an instrument in writing executed by either the party or an authorized representative of the party against whom such amendment is sought to be enforced, or by the holders of a majority of the then outstanding principal amount of the 2008 Amendment Notes.

Section 4.7                                  Parties Bound; Assignment; Joint and Several.  This Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and legal representatives; provided, however, that no Guarantor may, without the prior written consent of the Lenders, assign any of its rights, powers, duties or obligations hereunder.

Section 4.8                                  Headings.  Section headings are for convenience of reference only and shall in no way affect the interpretation of this Guaranty.

Section 4.9                                  Recitals.  The recital and introductory paragraphs hereof are a part hereof, form a basis for this Guaranty and shall be considered prima facie evidence of the facts and documents referred to therein.

Section 4.10                                  Rights and Remedies.  The exercise by the Lenders of any right or remedy hereunder or under any other instrument, or at law or in equity, shall not preclude the concurrent or subsequent exercise of any other right or remedy.

Section 4.11                                  Intentionally Omitted.

Section 4.12                                  Extensions of Deadlines and Notice of Trigger Events.  Any deadline under this Guaranty may be extended by the mutual written agreement of the Lenders and EBOF (on behalf of the Guarantors).  In the event of any default under this Guaranty, the defaulting party shall be entitled to three (3) business days' notice of the default and the opportunity to cure such default.

Section 4.13                                  Recovery by Lenders.  Any proceeds recovered by any Lender under this Guaranty in excess of its Pro Rata Share of the Guaranteed Obligations shall be held by such Lender in trust for the pro rata benefit of the other Lenders and distributed accordingly.  This provision shall survive termination of this Guaranty.

Section 4.14                                  After Acquired Claims.  In the event that a Lender acquires (and continues to hold) the Notes and Warrants (the "Excluded Securities") under the Transaction Document of a Noteholder that is not a signatory hereto (an "Excluded Noteholder"), such Excluded Securities acquired (and held) by such Lender shall be deemed to be Notes and Warrants of such Lender governed by the terms and conditions of this Guaranty and the Collateral Documents (and the benefits thereunder) as if such Excluded Securities were held by such Lender as of the date of this Guaranty (but only for so long as such Excluded Securities are held by such Lender).  The Pro Rata Share of any Lender that acquires Notes from an Excluded Noteholder (or that transfers any portion of its Notes) shall be adjusted accordingly.

Section 4.15                                  Entirety. THIS GUARANTY EMBODIES THE FINAL AND ENTIRE AGREEMENT OF THE GUARANTORS WITH RESPECT TO THE GUARANTORS' GUARANTY OF THE GUARANTEED OBLIGATIONS AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF.  THIS GUARANTY IS INTENDED BY GUARANTORS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS OF THE GUARANTY, AND NO COURSE OF DEALING BETWEEN OR AMONG THE GUARANTORS AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY.  THERE ARE NO ORAL AGREEMENTS BETWEEN OR AMONG THE GUARANTORS AND ANY LENDER.

Section 4.16                                  No Novation.  The Guarantors hereby acknowledge and agree that this Guaranty shall modify, extend, renew and continue the terms and provisions contained in the Existing Guaranties and shall not extinguish or release the Guarantors from any liability under such Existing Guaranties or otherwise constitute a novation of the obligations thereunder.

Section 4.17                                  Reaffirmation.  Each Grantor (as defined in the Amended and Restated Security Agreement) hereby confirms, ratifies and reaffirms that the liens granted pursuant to the Existing Security Agreement are valid and continuing and are and shall remain unimpaired and continue to constitute fully perfected liens in favor of Castlerigg for the benefit of the Noteholders, with the same force, effect and priority in effect both immediately prior to and after entering into the Amended and Restated Security Agreement and the Documents.  Each

Grantor affirms and agrees that such liens granted pursuant to the Existing Security Agreement will continue to secure all of the Guaranteed Obligations.

Section 4.18                                  Effectiveness.  This Agreement shall not become effective unless and until the "Waiver Effective Date" (as defined in the Release Agreements) shall have occurred.

EXECUTED as of the day and year first above written.

Earth Biofuels Technology Co., LLC By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: CEO of Member, Earth Biofuels, Inc.
The Wing Sail Company d/b/a Earth Biofuels Distribution Company By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: Chief Executive Officer
Earth Biofuels of Cordele, LLC By: /s Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: Chief Executive Officer
B20 Customs, LLC By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: CEO of Member, Earth Biofuels, Inc.
Earth Biofuels Operating, Inc. By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: Chief Executive Officer
Earth Biofuels Retail Fuel Company, LLC By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: CEO of Member, Earth Biofuels, Inc.
Earth Ethanol, Inc. By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: Chief Executive Officer
Durant Biofuels, LLC By: /s/ Dennis G. McLaughlin, III Name: Dennis G. McLaughlin, III Title: Chief Executive Officer
Earth Ethanol of Washington L.L.C. By: /s/ Dennis G. McLaughlin, III - Name: Dennis G. McLaughlin, III Title: Chief Executive Officer

SUBSIDIARY GUARANTY

IN WITNESS WHEREOF, the Lenders below have caused their respective signature page to this Guaranty to be duly executed as of the date first written above.

Creditors:

CASTLERIGG MASTER INVESTMENTS LTD.

by:  Sandell Asset Management Corp.

By: /s/ Patrick T. Burke
Name:  Patrick T. Burke
Title:    Senior Managing Dirtector

PORTSIDE GROWTH AND OPPORTUNITY FUND

By: /s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title:   Authorized Signatory

RADCLIFFE SPC, LTD. for and on behalf of the Class A Convertible Crossover Segregated Portfolio
By:  RG Capital Management Company, L.P.
     By:  RGC Management Company, LLC

By: /s/ Gerald F. Stahlecker
Name: Gerald F. Stahlecker
Title:   Managing Director

YA GLOBAL INVESTMENTS, L.P.,
By: Yorkville Advisors, LLC, its General Partner

By: /s/ Jerry Eicke
Name: Jerry Eicke
Title:   Managing Member

SUBSIDIARY GUARANTY

EXHIBIT A

SCHEDULE OF EBOF SUBSIDIARIES

Subsidiary
Durant Biofuels, LLC
Earth Biofuels, Technology Co, LLC d/b/a Advanced Biofuels Technology, LLC
Earth Biofuels Distribution Co
Earth Biofuels of Cordele, LLC
B20 Customs LLC
Earth Biofuels Operating, Inc.
Earth Biofuels Retail Fuels, Co.
Earth Ethanol, Inc.
Earth LNG, Inc..
Earth Ethanol of Washington LLC

SUBSIDIARY GUARANTY